UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Schedule 14A Information

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Climate Change Crisis Real Impact I Acquisition Corporation

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On January 22, 2021, EVgo Services LLC’s Chief Executive Officer, Cathy Zoi, spoke on CNBC. Below is a copy of the transcript of the CNBC interview, which is being filed herewith as a soliciting material.

Cathy Zoi, EVgo Services LLC

CNBC Squawk Box Appearance Transcript

January 22, 2021 at 6:36 a.m. ET

Joe Kernen, CNBC

Blank check companies continue to be red hot in the New Year. Check out our CNBC SPAC 50 Index, which tracks the top 50 U.S. SPACs by market cap, including SPACs that have declared a target investment up until the deal closes. Up sharply compared to the S&P 500. And we have some new SPAC news right now. Phil LeBeau joins us now with a special guest. I was trying to figure out how you’re tied into this Phil. SPACs don’t move around, they don’t fly. You can’t make….

Phil LeBeau, CNBC

They’re big in the EV world, Joe, you know that. And that’s what we have today. Let me bring in Cathy Zoi, she is the CEO of EVgo, which today is announcing that it is going to be going public through a SPAC IPO. The proceeds, $575 million, equity value of $2.6 billion. Cathy, how much will this money help you as you try to expand your EV charging network?

Cathy Zoi, EVgo

Well, Phil, the EV market is going so so quickly. I think that’s why you’re seeing all of this activity. We are an essential part of that equation. We provide fast charging infrastructure across the United States, we have the most public fast charging stations in the country right now, but to meet the growing EV market we need to have more charging infrastructures. It will help us accelerate our growth plan. It’s phenomenal.

Phil LeBeau, CNBC

Are we talking by 10%, 15%, 20% per year? How much quicker can you add these EV charging stations?

Cathy Zoi, EVgo

Look, this plan, we are currently at 1,500 stations. This plan will have us putting about 16,000 stations into the ground by 2027.

Phil LeBeau, CNBC

Cathy, you’re a veteran of previous democratic administrations, so you are well aware of the plans, or at least the hopes, of the Biden administration for adding at least half a million EV charging stations here in the U.S. How optimistic are you that you can get that kind of push? Not just your company, but the entire EV space can get that kind of push from the Biden administration when it comes to expanding our EV infrastructure.

Cathy Zoi, EVgo

Well, look, what we know is that the automobile sector is very important to the US economy. We also know that globally, the whole world is transitioning to EVs, and that charging infrastructure is a key part of that. I was privileged to work with President Biden during the previous administration on recovery act issues and I know how important the automobile sector is to him. When the administration has talked about 500,000, that, again I’ll get techie for a second, that is a combination of level two duration chargers, where you charge that at home overnight, charge at work all day long, and fast chargers, which is what EVgo focuses on. You get a charge in 10 minutes, 30 minutes, while you’re doing your shopping. So that 500,000 I expect will be a combination of level 2 chargers, and fast chargers. What I think the objective is to have charging reliable and convenient for everyone in America as the number of EVs on the road grows.

Phil LeBeau, CNBC

You’re working with General Motors. You guys struck a deal last year to put in a number of EV fast charging stations, particularly in suburban markets that are going to be targeted for expansion. How is that work going and is it your sense that’s going to be one of the lynch pins to the adoption of EVs? More people saying “yeah I see that fast charging station, I’m more comfortable with any range anxiety I might have about buying an EV.”

Cathy Zoi, EVgo

I think it’s a really important insight that GM had as it was planning its buildout. They expect to have 20 new models of EVs that on the market by 2023, and their own research suggested that people need to see that. It matches perfectly EVgo’s business. What we like to say is it takes one minute to plug in and then you do what else you’re going to do anyway. Some of our favorite sites are in grocery store parking lots. We partner with Albertsons, Kroger, Whole Foods, so we like to have our chargers just so convenient, simple, plug in, go do your shopping, come out and your car is charged.

Phil LeBeau, CNBC

Cathy last question, Barry Sternlicht, notable investor, was on our air and he said, “look, I have done some SPACs” and he’s got more coming. But he said a lot of SPACs that have been put out in the last year have no business, essentially being in the market and they are not going to be around in a few years. When you heard that, or when you’re hearing that now, what’s your reaction? I mean people are going to look at you and say are you the latest ‘Johnny come lately’ or a legit business that’s going to be here five years from now.

Cathy Zoi, EVgo

Phil, we have been around for ten years. We have over 220,000 [customers]1 on our network, we have 98% up time. We have about 80% of Californians living within 10 miles of an EVgo charger today, and 41% of Americans already do. We’re a real business that provides a great customer experience, and we’re infrastructure. Those chargers that are on the screen behind me, they’re in Sacramento, you can see them everywhere in the United States.

Phil LeBeau, CNBC

Cathy Zoi, the CEO of EVgo, as the company announces its plans to go public through a SPAC IPO. Thank you, Cathy for joining us I’m sure we’ll be checking in with you many times in the future as the network expands.

[1]	Inadvertently stated as “chargers” during the interview.

Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS intends to file preliminary and definitive proxy statements with the SEC. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s final prospectus filed with the SEC on September 30, 2020 in connection with CRIS’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the Securities and Exchange Commission, as well as the preliminary and the definitive proxy statements that CRIS intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.